AMENDED AND RESTATED ARTICLES OF INCORPORATION

                               TEXAS UTILITIES COMPANY

          Texas Utilities Company, pursuant to the provisions of Article
          4.07 of the Texas Business Corporation Act, hereby adopts Amended and Restated Articles of Incorporation which accurately copy the Restated Articles of Incorporation and all amendments thereto that are in effect to date and as further amended by such Amended and Restated Articles of Incorporation as hereinafter set forth and which contain no other change in any provision thereof.

                                     ARTICLE ONE

               The name of the corporation is Texas Utilities Company.

                                     ARTICLE TWO

               The Restated Articles of Incorporation of the corporation are amended by the Amended and Restated Articles of Incorporation as follows:

               Article VI of the Restated Articles of Incorporation is hereby amended and replaced by Article VI of the Amended and Restated Articles of Incorporation to increase the number of authorized shares of the corporation.

                                    ARTICLE THREE

          The amendment to Article VI of the Restated Articles of Incorporation does not necessitate an exchange, reclassification or cancellation of issued shares.

                                     ARTICLE FOUR

          The amendment to Article VI of the Restated Articles of Incorporation does not effect a change in stated capital.

                                     ARTICLE FIVE

          The amendment made by the Amended and Restated Articles of Incorporation has been effected in conformity with the provisions of the Texas Business Corporation Act and the amendment made by the Amended and Restated Articles of Incorporation was duly adopted by the shareholders of the corporation on the 14th day of May, 1999.

                                     ARTICLE SIX

               The number of shares outstanding was 282,332,819; the number of shares entitled to vote on the amendment to the Restated Articles of Incorporation was 282,332,819; the number of shares voted for such amendment to the Restated Articles was 217,575,533; and the number of shares voted against such amendment to the Restated Articles was 24,771,161.

                                    ARTICLE SEVEN

               The Restated Articles of Incorporation and all amendments and supplements thereto are hereby superseded by the following Amended and Restated Articles of Incorporation which accurately copy the entire text and as amended as above set forth:

                                      ARTICLE I.

               The name of the Corporation is Texas Utilities Company.

                                     ARTICLE II.

               The purposes for which the Corporation is formed are to subscribe for, purchase, invest in, hold, own, assign, pledge and otherwise deal in and dispose of shares of capital stock, bonds, mortgages, debentures, notes and other securities, obligations, contracts and evidences of indebtedness of public utility companies and other foreign or domestic corporations; to organize or promote or facilitate the organization of subsidiary corporations; to aid in any manner permitted by law any corporation in which the Corporation owns shares of stock or in which the Corporation has any other legal or equitable interest; and to do all such things as may be necessary, appropriate, convenient or incidental to the foregoing purposes.

                                     ARTICLE III.

               The post office address of the registered office of the Corporation is 1601 Bryan Street, Dallas, Texas 75201, and the name of its registered agent at such address is Peter B. Tinkham.

                                     ARTICLE IV.

               The duration of the Corporation is perpetual.

                                      ARTICLE V.

               The affairs of the Corporation shall be managed by a board of directors, who shall be chosen by ballot at the annual meeting of the shareholders, or any meeting of shareholders held in place thereof, and shall serve until their successors are elected unless removed as herein provided for.

               Vacancies in the board of directors, except vacancies in the board of directors caused by an increase in the number of directors, may be filled by the board at any meeting. Vacancies in the board of directors arising from an increase in the number of directors shall be filled at a meeting of the shareholders called for the purpose of filling such vacancies. Any or all of the directors may at any time be removed, whether cause be assigned for such removal or not, by the vote of the holders of a majority in aggregate number of the shares of stock of the Corporation then outstanding, given at a special meeting called for the purpose of considering any such action.

               The number of directors presently constituting the board of directors of the Corporation is ten and the names and addresses of the persons now serving as directors are as follows:

               Name                    Address
               ----                    -------
          Derek C. Bonham          London, England
          J. S. Farrington         Dallas, Texas
          Kerney Laday             Dallas, Texas
          William M. Griffin       Hartford, Connecticut
          Margaret N. Maxey        Austin, Texas
          James A. Middleton       Los Angeles, California
          Erle Nye                 Dallas, Texas
          J. E. Oesterreicher      Dallas, Texas
          Charles R. Perry         Odessa, Texas
          Herbert H. Richardson    College Station, Texas

                                     ARTICLE VI.

               The total number of shares that may be issued by the Corporation is one billion fifty million (1,050,000,000) shares, of which fifty million (50,000,000) shares are classified as serial preference stock having the par value of $25 per share, and one billion (1,000,000,000) shares are classified as common stock without par value.

               The descriptions of the different classes of stock of the Corporation and the preferences, designations, relative rights, privileges, powers, restrictions, limitations and qualifications of said classes of stock are as follows:

                             DIVISION A--PREFERENCE STOCK

               1. Series and Limits of Variations between Series. Subject to the provisions of Division B of this Article VI (which provisions, however, shall not continue effective as to any shares which are redeemed or repurchased and restored to the status of authorized but unissued shares), the preference stock may be divided into and issued in one or more series from time to time as herein provided, each series to be so designated as to distinguish the shares thereof from the shares of all other series and classes. The authorized number of shares of any such series, the designation of such series, and the terms and characteristics thereof (in those respects in which the shares of one series may vary from the shares of other series as herein provided) shall be fixed at any time prior to the issuance thereof by resolution or resolutions of the board of directors of the Corporation. The preference stock of all series shall be of the same class and of equal rank and shall be identical in all respects, except that there may be variations in the following particulars:

                    (a) The rate at which annual dividends are to accrue on the shares of such series, hereinafter referred to as the "fixed dividend rate;"

                    (b) The terms and conditions on which the shares of such series may be redeemed, and the amount payable in respect of the shares of such series in case of the redemption thereof at the option of the Corporation (the amount so fixed being hereinafter referred to as the "fixed redemption price"), and the amount payable in respect of the shares of such series in case of the redemption thereof for any sinking fund of such series, which amounts in respect of any series may, but need not, vary according to the time or circumstances of such action;

                    (c) The amount payable in respect of the shares of such series in case of liquidation, dissolution or winding up of the Corporation (the amount so fixed being hereinafter referred to as the "fixed liquidation price"), and the amount payable, if any, in addition to the fixed liquidation price for each series, in case such liquidation, dissolution or winding up be voluntary (the amount so fixed being hereinafter referred to as the "fixed liquidation premium"), which amounts in respect of any series may, but need not, vary according to the time or circumstances of such action;

                    (d) Any requirement as to any sinking fund or purchase fund for, or the redemption, purchase or other retirement by the Corporation of, the shares of such series; and

                    (e) The right, if any, to exchange or convert the shares of such series into shares of any other series of the preference stock, or, to the extent permitted by law, into shares of any other class of stock of the Corporation, and the rate or basis, time, manner and conditions of exchange or conversion or the method by which the same shall be determined.

               2. Dividends. Out of the assets of the Corporation legally available for dividends, the holders of the preference stock of each series shall be entitled, in preference to the holders of the common stock, to receive, but only when and as declared payable by the board of directors, dividends at the fixed dividend rate for such series, and no more, payable quarterly in each year, on the dividend payment dates established for such series, or otherwise as the board of directors may determine, to shareholders of record as of a date not exceeding thirty (30) days nor less than ten (10) days preceding such dividend payment dates, and such dividends on the preference stock shall be cumulative, so that, if in any past dividend period or periods full dividends upon each series of the outstanding preference stock at the fixed dividend rate or rates therefor shall not have been paid, the deficiency (without interest) shall be paid or declared and set apart for payment before any dividends shall be paid upon or set apart for the common stock (other than a dividend payable in common stock of the Corporation). Dividends on all shares of the preference stock of each series shall commence to accrue and be cumulative from the dividend date for such series next preceding the date of issue of the initial shares of such series, or from said date of issue, if that be a dividend date or from a date fixed by the board of directors at the time the relative rights and preferences of such series are fixed and determined. Any dividends paid on the preference stock in any amount less than full cumulative dividends accrued or in arrears upon all preference stock outstanding shall, if more than one series be outstanding, be divided between the different series in proportion to the aggregate amounts which would be distributable to the preference stock of each series if full cumulative dividends were declared and paid thereon.

               3.   Preference  on Liquidation,  etc. In  the event  of any
          liquidation, dissolution or winding up of the Corporation, the holders of the preference stock of each series shall have a preference over the holders of the common stock until the fixed liquidation price per share for such series, plus, in case such liquidation, dissolution or winding up shall have been voluntary, the fixed liquidation premium per share for such series, if any, together in all cases with unpaid accumulated dividends, if any, shall have been paid or distributed or declared and set apart for payment or distribution, but the holders of the preference stock shall be entitled to no further participation in any such distribution. If upon any such liquidation, dissolution or winding up, the assets distributable among the holders of the preference stock shall be insufficient to permit the payment of the full preferential amounts aforesaid, then the entire assets of the Corporation to be distributed shall be distributed among the holders of each series of the preference stock then outstanding, ratably in proportion to the full preferential amounts to which they are respectively entitled. Nothing in this
          Section 3 shall be deemed to prevent the purchase or redemption of preference stock in any manner permitted by Section 4 of this Division A, nor shall anything in this Section 3 be deemed to prevent the purchase or redemption by the Corporation of shares of its common stock if the requirements of Section 6 of this Division A shall be complied with. No such purchase or redemption shall be deemed to be a liquidation, dissolution or winding up of the Corporation or a distribution of assets to its common shareholders within the meaning of this Section 3 whether or not shares of common stock so redeemed or purchased shall be retired, nor shall a consolidation or merger of the Corporation or a sale or transfer of substantially all of its assets as an entirety be regarded as a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 3.

               4. Redemption and Repurchase. The Corporation may at any time or from time to time, by resolution of the board of directors, redeem (subject to any terms of a particular series restricting refunding or redemption thereof) all or any part of the preference stock, or of any series thereof, by paying in cash the fixed redemption price applicable thereto plus the amount of unpaid accumulated dividends, if any, to the date of such redemption. If less than all the shares of one series of preference stock is to be redeemed, the shares to be redeemed shall be selected ratably or by lot, in such manner as may be prescribed by resolution of the board of directors, by an independent bank or trust company selected for that purpose by the board of directors. Notice of such redemption shall be mailed to each holder of redeemable shares being called, not less than twenty (20) nor more than fifty (50) days before the date fixed for redemption, at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid. Such notice of redemption of such shares shall set forth the series or part thereof to be redeemed, the date fixed for redemption, the redemption price, and the place at which the shareholders may obtain payment of the redemption price upon surrender of their respective share certificates. From and after the date fixed in any such notice as the date of redemption, unless default shall be made by the Corporation in providing funds sufficient for such redemption at the time and place specified for the payment thereof pursuant to said notice, all dividends on the shares so redeemed shall cease to accrue, and all rights of the holders of such shares as shareholders of the Corporation, except only the right to receive the redemption funds to which they are entitled, shall cease and determine.

               The Corporation may, on or prior to the date fixed for any redemption, deposit with any bank or trust company in the State of Texas, or any bank or trust company in the United States duly appointed and acting as a transfer agent of the Corporation, as a trust fund, a sum sufficient to redeem shares called for redemption, with irrevocable instructions and authority to such bank or trust company to give or complete the notice of redemption thereof and to pay, on or after the date fixed for such redemption, to the respective holders of shares, as evidenced by a list of holders of such shares certified by the Corporation by its President or a Vice President and by its Secretary or an Assistant Secretary, the redemption price upon the surrender of their respective share certificates. Thereafter, from and after the date fixed for redemption, such shares shall be deemed to be redeemed and dividends thereon shall cease to accrue after such date fixed for redemption. Such deposit shall be deemed to constitute full payment of such shares to their holders. Thereafter, from and after the date fixed for redemption, such shares shall no longer be deemed to be outstanding, and the holders thereof shall cease to be shareholders with respect to such shares and shall have no rights with respect thereto except the right to receive from the bank or trust company payment, without interest, of the redemption price of such shares plus the amount of unpaid accumulated dividends upon the surrender of their respective certificates therefor, and any right to convert such shares which may exist. In case the holders of such shares shall not, within six (6) years after such deposit, claim the amount deposited for redemption thereof, such bank or trust company shall upon demand pay over to the Corporation the balance of such amount so deposited, together with any interest accrued thereon, which shall become the property of the Corporation, and such bank or trust company shall thereupon be relieved of all responsibility to the holders thereof.

               Nothing contained in this Section 4 shall limit the right of the Corporation to purchase or otherwise acquire shares of the preference stock to the extent permitted by law.

               Shares of preference stock of the Corporation redeemed or purchased by the Corporation shall be restored to the status of authorized but unissued shares of preference stock without designation, and may from time to time be reissued as provided in
          Section I of this Division A. All such redemptions and purchases of preference stock of the Corporation shall be effected in accordance with the laws of the State of Texas governing redemption or purchase or redeemable shares.

               5. Voting Rights. The holders of the preference stock shall not be entitled to vote except (a) as expressly conferred in Article VII hereof, or (b) as may from time to time be mandatorily provided by the laws of Texas, or (c) for the election of one-third (adjusted to the nearest whole number) of the board of directors or two directors, whichever is greater, when and as dividends on any of the outstanding preference stock shall be in default in an amount equivalent to four (4) full quarterly dividends and thereafter until no dividends on any preference stock shall be in default or until dividends on any of the outstanding preference stock shall be in default in an amount equivalent to eight (8) full quarterly dividends, whichever event shall first occur, or (d) for the election of the smallest number of directors necessary so that a majority of the full board shall have been elected by the holders of the preference stock when and as dividends on any of the outstanding preference stock shall be in default in an amount equivalent to eight (8) full quarterly dividends, and thereafter until no dividends on any preference stock shall be in default.

               The  terms of office of all  persons who may be directors of the Corporation at any time when a right to elect members of the board of directors shall accrue to the holders of the preference stock shall terminate upon the election of their successors, except that if the holders of the common stock shall not have elected the remaining directors of the Corporation, then, and only in that event, the directors of the Corporation in office just prior to the right of the holders of preference stock to elect the members of the board of directors shall elect the remaining directors of the Corporation. Thereafter, during the continuance of any right of the holders of preference stock to elect the members of the board of directors, as provided above, the remaining directors, whether elected by directors, as aforesaid, or whether originally or later elected by holders of the common stock, shall continue in office until their successors are elected by holders of the common stock and shall qualify. The term of office of the directors so elected by the holders of the preference stock, voting separately as a class, and of the directors elected by the holders of the common stock, voting separately as a class, or elected by directors, as aforesaid, shall be until the right of the holders of the preference stock to elect directors shall terminate, as provided above, and until their successors shall have been elected and shall have qualified.

               Upon the termination of the right of the holders of the preference stock to elect members of the board of directors, as provided above, the voting power of the holders of the preference stock and the holders of the common stock shall revert to the status existing before the first dividend payment date on which dividends on any of the preference stock were not paid in full, but always subject to the same provisions for vesting such right in the holders of the preference stock in case of further like default or defaults in the payment of dividends thereon. Upon termination of any such voting right upon payment of all accumulated and defaulted dividends on the preference stock, the terms of office of all persons who have been elected directors of the Corporation by vote of the holders of the preference stock as a class, pursuant to such voting right, shall terminate as hereinabove provided, and the resulting vacancies shall be filled by the vote of a majority of the remaining directors.

               In case of any vacancy in the office of a director occurring among the directors elected by the holders of the preference stock, voting as a class, the remaining directors elected by the holders of the preference stock, by affirmative vote of a majority thereof, or the remaining director so elected if there be but one, may elect a successor or successors to hold office for the unexpired term or terms of the director or directors whose place or places shall be vacant. In case of any vacancy in the office of a director occurring among the directors elected by the holders of the common stock, voting separately as a class, or elected by directors, as aforesaid, the remaining directors so elected, by affirmative vote of a majority thereof, or the remaining director so elected if there be but one, may elect a successor or successors to hold office for the unexpired term or terms of the director or directors whose place or places shall be vacant.

               Whenever dividends on the preference stock shall be in default, as provided in this Section 5, it shall be the duty of the President, a Vice President or the Secretary of the Corporation, or in the event of their failure to do so within twenty (20) days of such default, the privilege is granted any holder of preference stock who shall first demand the right so to do by written notice to the Corporation, forthwith to cause notice to be given to the holders of the preference stock and to the holders of the common stock of a meeting to be held at such time as the Corporation's officers, or such holder of preference stock, as the case may be, may fix, not less than ten (10) nor more than sixty (60) days after the accrual of such privilege, for the purpose of electing directors. Each holder of record of preference stock, or his legal representative, shall be entitled at such meeting to one vote for each share of preference stock standing in his name on the books of the Corporation. At each meeting of shareholders held for such purpose, the presence in person or by proxy of the holders of a majority of the common stock shall be required to constitute a quorum of the common stock for the election of directors, and the presence in person or by proxy of the holders of a majority of the preference stock shall be required to constitute a quorum of the preference stock for the election of directors; provided, however, that the absence of a quorum of the holders of stock of either the preference stock or the common stock shall not prevent the election at any such meeting or adjournment thereof of directors by such other class, if the necessary quorum of the holders of stock of such other class is present in person or by proxy at such meeting or any adjournment thereof, and the directors so elected and qualified shall constitute the board of directors with a majority of the directors so elected and qualified constituting a quorum for meetings of the board until such time as the other class of shareholders shall elect those directors which it has a right to elect; and provided, further, that in the absence of a quorum of holders of stock of either class, a majority of the holders of the stock of the class, which lacks a quorum, who are present in person or by proxy shall have power to adjourn the election of the directors to be elected by such class from time to time without notice other than announcement at the meeting, until the requisite quorum of holders of such class shall be present in person or by proxy, but such adjournment shall not be made to a date beyond the date for the mailing of the notice of the next annual meeting of the Corporation or special meeting in lieu thereof.

               6. Restrictions on Certain Corporation Action. So long as any shares of any series of the preference stock shall remain outstanding, the Corporation shall not, without the authorization of the holders of not less than two-thirds of the issued and outstanding shares of preference stock, voting as a class at a meeting called for the purpose of approving such action:

                    (a) Create, authorize or issue any class stock ranking prior to the preference stock in respect to dividends or liquidation rights (other than stock issuable upon conversion of obligations or securities, or upon the exercise of warrants, rights or options to purchase, authorized pursuant to (b) below);

                    (b)  Create,  authorize  or  issue  any  obligation  or
               security convertible into, or any warrants, rights or options to purchase or subscribe to, any stock ranking prior to the preference stock in respect to dividends or liquidation rights;

                    (c) Materially alter the provisions hereof relative to the preference stock, or any series thereof, which would change the express terms and provisions of such stock, including any change in the provisions of Section 5 and 6 of this Division A; provided, however, that if such material change appertains to outstanding shares of one or more, but not all, of such series, then for the purposes of this
               Section 6 such change shall be deemed to be authorized if holders of two-thirds of the shares affected shall vote favorably with respect thereto.

                       DIVISION B-DESCRIPTION OF ISSUED SERIES

                               DIVISION C-COMMON STOCK

               Subject to the rights expressly conferred upon the holders of preference stock, under prescribed conditions, by this Article VI, and subordinate thereto, the holders of the common stock alone shall:

                    1. Receive all dividends declared by the board of directors.

                    2. Receive all assets of the Corporation available for distribution to its shareholders in the event of any liquidation, dissolution or winding up of the Corporation. The board of directors, by vote of a majority of the members thereof, may distribute in kind to the holders of the common stock such remaining assets of the Corporation, or may sell, transfer or otherwise dispose of all or any of the remaining property and assets of the Corporation to any other corporation or other purchaser and receive payment therefor wholly or partially in cash or property or stock or obligations of such purchaser, and may sell all or any part of the consideration received therefor and distribute the same or the proceeds thereof to the holders of the common stock.

                    3. Possess exclusively full voting power for the election of directors and for all other purposes, except as set forth in Division A-5 of this Section VI.

                                     ARTICLE VII.

               The holders of a majority of the aggregate number of shares of the outstanding stock of the Corporation, entitled to vote upon any matter to be acted upon, present in person or by proxy, shall constitute a quorum for the transaction of business at any meeting of shareholders, but less than a quorum shall have power to adjourn. At all meetings of the shareholders, each shareholder entitled to vote shall be entitled to one vote for each share of stock held by him and recorded in his name on the record date for such meeting, and may vote and otherwise act either in person or by proxy, except that in all elections for directors every shareholder entitled to vote shall have the right to vote in person or by proxy the number of shares owned by him for as many persons as there are directors to be elected, or to cumulate such shares and give one candidate as many votes as the number of directors multiplied by the number of his shares shall equal, or to distribute them on the same principle among as many candidates as he shall think fit. Any shareholder who intends to cumulate his votes shall give written notice of such intention to the secretary of the Corporation on or before the day preceding the election at which such shareholder intends to cumulate his votes. Unless otherwise provided by statute or by the articles of incorporation of the Corporation, when a quorum is present at any meeting, a majority of the stock represented thereat shall decide any question before such meeting.

                                    ARTICLE VIII.

               Upon any issue for money or other consideration of any stock, or any securities convertible into stock, of any class whatsoever of the Corporation that may be authorized from time to time, no holder of stock of any class shall have any preemptive or other right to subscribe for, purchase or receive any proportionate or other share of stock or securities so issued, but the board of directors may dispose of all or any portion of such stock or securities as and when it may determine free of any such rights, whether by offering the same to shareholders or by sale or other disposition as said board may deem advisable. The consideration received by the Corporation from the issuance and sale of any additional shares of common stock without par value shall be entered in the capital stock account.

                                     ARTICLE IX.

               The Corporation shall reimburse or indemnify any former, present or future director, officer or employee of the Corporation, or any person who may have served at its request as a director, officer or employee of another corporation, or any former, present or future director, officer or employee of the Corporation who shall have served or shall be serving as an administrator, agent or fiduciary for the Corporation or for another corporation at the request of the Corporation (and his heirs, executors and administrators) for or against all expenses and liabilities incurred by him or them, or imposed on him or them, including, but not limited to, judgments, settlements, court costs and attorneys' fees, in connection with, or arising out of, the defense of any action, suit or proceeding in which he may be involved by reason of his being or having been such director, officer or employee, except with respect to matters as to which he shall be adjudged in such action, suit or proceeding to be liable because he did not act in good faith, or because of dishonesty or conflict of interest in the performance of his duty.

               No former, present or future director, officer or employee of the Corporation (or his heirs, executors and administrators) shall be liable for any act, omission, step or conduct taken or had in good faith, which is required, authorized or approved by an order or orders issued pursuant to the Public Utility Holding Company Act of 1935, the Federal Power Act, or any other federal or state statute regulating the Corporation or its subsidiaries, or any amendments to any thereof. In any action, suit or proceeding based on any act, omission, step or conduct, as in this paragraph described, the provisions hereof shall be brought to the attention of the court. In the event that the foregoing provisions of this paragraph are found by the court not to constitute a valid defense, each such director, officer or employee (and his heirs, executors and administrators) shall be reimbursed for, or indemnified against, all expenses and liabilities incurred by him or them, or imposed on him or them, including, but not limited to, judgments, settlements, court costs and attorneys' fees, in connection with, or arising out of, any such action, suit or proceeding based on any act, omission, step or conduct taken or had in good faith as in this paragraph described.

               The foregoing rights shall not be exclusive of other rights to which any such director, officer or employee (or his heirs, executors and administrators) may otherwise be entitled under any bylaw, agreement, vote of shareholders or otherwise, and shall be available whether or not the director, officer or employee continues to be a director, officer or employee at the time of incurring such expenses and liabilities. In furtherance. and not in limitation of the foregoing provisions of this Article IX, the Corporation may indemnify and may insure any such persons to the fullest extent permitted by the Texas Business Corporation Act, as amended from time to time, or the laws of the State of Texas, as in effect from time to time.

                                      ARTICLE X.

               A director of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for any act or omission in the director's capacity as a director, except that this provision does not eliminate or limit the liability of a director to the extent the director is found liable for:

                    (a) a breach of the director's duty of loyalty to the Corporation or its shareholders;

                    (b)  an  act  or  omission   not  in  good  faith  that
               constitutes a breach of duty of the director to the Corporation or an act or omission that involves intentional misconduct or a knowing violation of the law;

                    (c) a transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; or

                    (d) an act or omission for which the liability of the director is expressly provided for by an applicable statute.

               If the laws of the State of Texas are amended to authorize action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by such laws as so amended. Any repeal or modification of this
          Article X shall not adversely affect any right of protection of a director of the Corporation existing at the time of such repeal or modification.

                                     ARTICLE XI.

               Any property of the Corporation not essential to the conduct of its corporate business may be sold, exchanged or otherwise disposed of by authority of its board of directors, and the Corporation may sell, exchange or otherwise dispose of any (but less than all or substantially all) of its property essential to the conduct of its corporate business and purposes, pursuant to the affirmative vote of a majority of the board of directors and the holders of a majority in aggregate number of the shares of the stock of the Corporation then outstanding and entitled to vote, for such consideration and upon such terms as may be approved by a majority of the board of directors and the holders of a majority in aggregate number of shares of stock of the Corporation then outstanding and entitled to vote. For the purposes of this Article XI, the term "property" shall embrace all property of the Corporation, whether real, personal or mixed, and shall include, but shall not be limited to, shares of stock, warrants, script, bonds, debentures, notes, obligations, mortgages, contracts and other securities or evidences of indebtedness of any kind or description whatsoever.

                                     ARTICLE XII.

               Pursuant  to the affirmative vote, in person or by proxy, of the holders of a majority in aggregate number of the shares of stock of the Corporation then outstanding and entitled to vote
          (1) any or every statute of the State of Texas hereafter enacted, whereby the rights, powers or privileges of the Corporation are or may be increased, diminished or in any way affected, or whereby the rights, powers or privileges of the shareholders of corporations organized under the law under which the Corporation is organized are increased, diminished or in any way affected, or whereby effect is given to the action taken by any part less than all of the shareholders of any such corporation shall apply to the Corporation, and shall be binding upon not only the Corporation but upon every shareholder thereof, to the same extent as if such statute had been in force at the date of the making and filing of the charter of the Corporation and/or (2) amendments to these articles of incorporation authorized at the time of the making of such amendments by the laws of the State of Texas may be made, except in cases where a different vote or consent is required by statute or by the provisions of these articles of incorporation.

                                    ARTICLE XIII.

               The bylaws of the Corporation may be altered, changed or amended as provided by statute, or at any meeting of the board of directors by affirmative vote of a majority of all of the directors, if notice of the proposed change has been delivered or mailed to the directors at least ten days before the meeting; provided that the board of directors shall not make or alter any bylaw fixing their number, qualifications, classification, or term of office.

                                     ARTICLE XIV.

               The Corporation has heretofore complied with the requirements of law as to the initial minimum capital requirements without which it could not commence business under the Texas Business Corporation Act.

          Dated 14th day of May, 1999.

                                             TEXAS UTILITIES COMPANY


                                             By: /s/ Diane J. Kubin
                                                ---------------------------
                                                  Its Authorized Officer